Exhibit 99.1
NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Investors
Tony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces 2023 Results
and Issues Guidance for 2024 Earnings and Long-Term Growth
•2023 Diluted Earnings Per Share (EPS) were $4.38, Compared to $4.14 in 2022
•2024 Diluted EPS Guidance Range Established at $4.52 to $4.72
•2024 through 2028 Diluted EPS Compound Annual Growth Rate Guidance of 6% to 8% using 2024 Guidance Midpoint as a Base
ST. LOUIS (Feb. 22, 2024) — Ameren Corporation (NYSE: AEE) today announced 2023 net income attributable to common shareholders of $1,152 million, or $4.38 per diluted share, compared to 2022 net income attributable to common shareholders of $1,074 million, or $4.14 per diluted share.
Earnings results for 2023 were driven by solid operating performance and execution of the company's strategy. Higher earnings were the result of increased infrastructure investments across all business segments. Ameren Missouri earnings benefited from new electric service rates effective July 9, 2023. Earnings were also favorably impacted by lower Ameren Missouri and Ameren Illinois Natural Gas operations and maintenance expenses. Ameren Illinois Electric Distribution earnings benefited from a higher allowed return on equity due to a higher 30-year U.S. Treasury bond yield in 2023 compared to 2022. Ameren Parent earnings benefited from lower income tax expense due, in part, to the effect of favorable market returns on company-owned life insurance (COLI) investments. These favorable factors were partially offset by lower Ameren Missouri electric retail sales, primarily driven by weather, increased interest expense at Ameren Missouri, Ameren Illinois Natural Gas and Ameren Parent and lower energy efficiency performance incentives at Ameren Missouri in 2023 as compared to 2022. Finally, the earnings comparison also reflected higher weighted-average basic common shares outstanding.

"We made significant strides in executing our strategy during 2023 for the benefit of our customers, communities and shareholders," said Martin J. Lyons Jr., chairman, president and chief executive officer of Ameren Corporation. "This included completing substantial energy infrastructure investments, updating Ameren Missouri's Integrated Resource Plan, which calls for a diverse mix of generation investments to most affordably and reliably meet customer needs, and receiving approval to build additional renewable generation and transmission resources. Our continued investments are driving safer, more reliable and resilient service for customers as we transition to a cleaner energy future. We are confident our achievements this year will provide significant long-term value for our customers, communities, shareholders and the environment."
Ameren recorded net income attributable to common shareholders for the three months ended December 31, 2023, of $158 million, or 60 cents per diluted share, compared to net income attributable to common shareholders of $163 million, or 63 cents per diluted share, for the same period in 2022. The year-over-year comparison reflected increased infrastructure investments across all business segments. Ameren Missouri earnings benefited from new electric service rates effective July 9, 2023. Ameren Illinois Electric Distribution earnings benefited from a higher allowed return on equity due to a higher 30-year U.S. Treasury bond yield in 2023 compared to 2022. These favorable factors were more than offset by lower Ameren Missouri electric retail sales driven primarily by milder-than-normal winter temperatures compared to the colder-than-normal winter temperatures in the year-ago quarter and higher interest expense at Ameren Parent.
Earnings and Rate Base Guidance
Ameren expects 2024 diluted earnings per share to be in a range of $4.52 to $4.72. Ameren expects diluted earnings per share to grow at a 6% to 8% compound annual rate from 2024 through 2028, using the 2024 guidance range midpoint of $4.62 per share as the base. Ameren's multi-year earnings growth is expected to be driven by projected rate base growth of approximately 8.2% compounded annually from 2023 through 2028.
"We remain focused on strong, sustainable execution of our strategy, which includes investments to modernize the energy grid and transition to a cleaner energy portfolio in a responsible fashion. This, along with our relentless focus on disciplined cost management and reliability, will continue to deliver superior value for our customers, the communities we serve, our shareholders and the environment," Lyons said.
Ameren's earnings guidance for 2024 and multi-year growth expectations assume normal temperatures and are subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; market returns on COLI investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this release.
Ameren Missouri Segment Results
Ameren Missouri 2023 earnings were $545 million, compared to 2022 earnings of $562 million. The year-over-year comparison reflected increased earnings on infrastructure investments, new electric service rates effective July 9, 2023 and lower operations and maintenance expenses. These favorable factors were more than offset by lower electric retail sales driven primarily by weather, lower energy efficiency performance incentives, and higher interest expense.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution 2023 earnings were $258 million, compared to 2022 earnings of $202 million. The year-over-year improvement reflected increased earnings on infrastructure investments and a higher allowed return on equity due to a higher average 30-year U.S. Treasury bond yield in 2023 compared to 2022.

Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas 2023 earnings were $134 million, compared to 2022 earnings of $123 million. The year-over-year improvement reflected increased earnings on infrastructure investments and lower operations and maintenance expenses due, in part, to the effect of favorable market returns on COLI investments. These favorable factors were partially offset by higher interest expense.
Ameren Transmission Segment Results
Ameren Transmission 2023 earnings were $296 million, compared to 2022 earnings of $263 million. The year-over-year improvement reflected increased earnings on infrastructure investments.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for 2023 reflected a loss of $81 million, compared to a 2022 loss of $76 million. The year-over-year comparison reflected lower tax expense due, in part to, COLI investment performance, which was more than offset by higher interest expense primarily due to higher interest rates.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Feb. 23 to discuss 2023 earnings, 2024 earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q4 2023 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us on social media at @AmerenCorp on X, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2022 and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri's petition to the Missouri Public Service Commission (MoPSC) for a financing order to authorize the issuance of securitized utility tariff bonds to finance the cost of the planned retirement of the Rush Island Energy Center, Ameren Missouri's proposed customer energy-efficiency plan under the Missouri Energy Efficiency Investment Act (MEEIA) filed with the MoPSC in January 2024, Ameren Illinois' December 2023 Illinois Commerce Commission (ICC) order for the Multi-Year Rate Plan (MYRP) electric distribution service regulatory rate review that directed Ameren Illinois to file a revised Grid Plan for 2023 through 2027 along with Ameren Illinois' January 2024 rehearing request of the order and appeal of the order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' appeal of the November 2023 ICC natural gas delivery service rate order to the Illinois Appellate Court for the Fifth Judicial District, and the August 2022 United States Court of Appeals for the District of Columbia Circuit ruling that vacated FERC's Midcontinent Independent System Operator, Inc., a regional transmission organization (MISO) return on equity-determining orders and remanded the proceedings to the FERC;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed return on equity (ROEs), within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois' election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting;
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost margins in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources and natural gas-fired energy centers;
•Ameren Missouri's ability to use or transfer federal production and investment tax credits related to renewable energy projects; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws or rates, including the effects of the Inflation Reduction Act of 2022 (IRA) and the 15% minimum tax on adjusted financial statement income, as well as additional regulations, interpretations, amendments, or technical corrections to, or in connection with the IRA, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and purchased power, including capacity, zero emission credits, renewable energy credits, emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from primarily one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during the transition to clean energy generation by Ameren Missouri and the electric utility industry as well as Ameren Missouri’s ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;

•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois' ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and the Israel-Hamas war, related sanctions imposed by the U.S. and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business, economic, and geopolitical conditions, including inflation.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.
# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating Revenues:
Electric	$1,343	$1,610	$6,439	$6,581
Natural gas	275	436	1,061	1,376
Total operating revenues	1,618	2,046	7,500	7,957
Operating Expenses:
Fuel	91	97	514	473
Purchased power	203	489	1,298	1,547
Natural gas purchased for resale	75	226	355	657
Other operations and maintenance	498	510	1,866	1,937
Depreciation and amortization	363	324	1,387	1,289
Taxes other than income taxes	124	124	522	539
Total operating expenses	1,354	1,770	5,942	6,442
Operating Income	264	276	1,558	1,515
Other Income, Net	87	46	348	226
Interest Charges	153	130	566	486
Income Before Income Taxes	198	192	1,340	1,255
Income Taxes	39	28	183	176
Net Income	159	164	1,157	1,079
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	5
Net Income Attributable to Ameren Common Shareholders	$158	$163	$1,152	$1,074

Earnings per Common Share – Basic	$0.60	$0.63	$4.39	$4.16

Earnings per Common Share – Diluted	$0.60	$0.63	$4.38	$4.14

Weighted-average Common Shares Outstanding – Basic	263.5	259.1	262.8	258.4
Weighted-average Common Shares Outstanding – Diluted	264.0	260.2	263.4	259.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$25	$10
Accounts receivable - trade (less allowance for doubtful accounts)	494	600
Unbilled revenue	319	446
Miscellaneous accounts receivable	106	54
Inventories	733	667
Current regulatory assets	365	354
Investments in industrial development revenue bonds	—	240
Current collateral assets	14	142
Other current assets	125	155
Total current assets	2,181	2,668
Property, Plant, and Equipment, Net	33,776	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,150	958
Goodwill	411	411
Regulatory assets	1,810	1,426
Pension and other postretirement benefits	581	411
Other assets	921	768
Total investments and other assets	4,873	3,974
TOTAL ASSETS	$40,830	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$849	$340
Short-term debt	536	1,070
Accounts and wages payable	1,136	1,159
Customer deposits	176	115
Other current liabilities	648	682
Total current liabilities	3,345	3,366
Long-term Debt, Net	15,121	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	4,176	3,804
Regulatory liabilities	5,512	5,309
Asset retirement obligations	772	763
Other deferred credits and liabilities	426	340
Total deferred credits and other liabilities	10,886	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,216	6,860
Retained earnings	4,136	3,646
Accumulated other comprehensive loss	(6)	(1)
Total shareholders’ equity	11,349	10,508
Noncontrolling Interests	129	129
Total equity	11,478	10,637
TOTAL LIABILITIES AND EQUITY	$40,830	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2023	2022
Cash Flows From Operating Activities:
Net income	$1,157	$1,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,432	1,373
Amortization of nuclear fuel	68	65
Amortization of debt issuance costs and premium/discounts	16	21
Deferred income taxes and investment tax credits, net	229	170
Allowance for equity funds used during construction	(54)	(43)
Stock-based compensation costs	26	24
Other	16	68
Changes in assets and liabilities	(326)	(494)
Net cash provided by operating activities	2,564	2,263
Cash Flows From Investing Activities:
Capital expenditures	(3,597)	(3,351)
Nuclear fuel expenditures	(174)	(29)
Purchases of securities – nuclear decommissioning trust fund	(266)	(229)
Sales and maturities of securities – nuclear decommissioning trust fund	240	216
Other	(1)	23
Net cash used in investing activities	(3,798)	(3,370)
Cash Flows From Financing Activities:
Dividends on common stock	(662)	(610)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(533)	522
Maturities of long-term debt	(100)	(505)
Issuances of long-term debt	2,295	1,467
Issuances of common stock	346	333
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(21)	(18)
Other	(10)	—
Net cash provided by financing activities	1,290	1,168
Net change in cash, cash equivalents, and restricted cash	56	61
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of year	$272	$216

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,897	3,227	12,839	13,915
Commercial	3,166	3,275	13,466	13,826
Industrial	967	994	3,977	4,090
Street lighting and public authority	20	22	71	76
Ameren Missouri retail load subtotal	7,050	7,518	30,353	31,907
Off-system sales	766	1,545	4,145	7,645
Ameren Missouri total	7,816	9,063	34,498	39,552
Ameren Illinois Electric Distribution
Residential	2,504	2,610	10,774	11,708
Commercial	2,766	2,888	11,602	11,867
Industrial	2,614	2,670	10,740	10,981
Street lighting and public authority	90	96	385	410
Ameren Illinois Electric Distribution total	7,974	8,264	33,501	34,966
Eliminate affiliate sales	(30)	(50)	(30)	(190)
Ameren total	15,760	17,277	67,969	74,328
Electric Revenues (in millions):
Ameren Missouri
Residential	$303	$311	$1,577	$1,578
Commercial	254	251	1,280	1,219
Industrial	63	61	306	290
Other, including street lighting and public authority	64	70	124	171
Ameren Missouri retail load subtotal	$684	$693	$3,287	$3,258
Off-system sales and capacity	32	190	407	591
Ameren Missouri total	$716	$883	$3,694	$3,849
Ameren Illinois Electric Distribution
Residential	$295	$371	$1,344	$1,325
Commercial	165	197	747	768
Industrial	50	54	186	199
Other, including street lighting and public authority	(14)	(7)	(59)	(36)
Ameren Illinois Electric Distribution total	$496	$615	$2,218	$2,256
Ameren Transmission
Ameren Illinois Transmission(a)	$117	$104	$480	$424
ATXI	48	46	198	192
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren Transmission total	$165	$150	$677	$615
Other and intersegment eliminations	(34)	(38)	(150)	(139)
Ameren total	$1,343	$1,610	$6,439	$6,581
(a)Includes $26 million, $29 million, $113 million and $104 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Gas Sales - dekatherms (in millions):
Ameren Missouri	6	7	19	22
Ameren Illinois Natural Gas	48	53	163	182
Ameren total	54	60	182	204
Gas Revenues (in millions):
Ameren Missouri	$43	$67	$165	$197
Ameren Illinois Natural Gas	232	369	897	1,180
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren total	$275	$436	$1,061	$1,376
		December 31, 2023		December 31, 2022
Common Stock:
Shares outstanding (in millions)		266.3		262.0
Book value per share		$42.62		$40.11